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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated February 21, 1997, on our audits of the statements of operations of the Interconnection Business of the Microelectronics Group, Interconnection Technologies Unit of Lucent Technologies Inc. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

St. Louis, Missouri
April 15, 1998